EXHIBIT 99.1

         Innodata Isogen Reports Second Quarter 2004 Results

    NEW YORK--(BUSINESS WIRE)--Aug. 12, 2004--INNODATA ISOGEN, INC.
(NASDAQ: INOD)

    --  Company Earns $1.6 Million on a 53% Jump in Revenues

    --  Additional $3 Million in Cash to Balance Sheet

    --  Revenues up 67% for First Half of This Year

    INNODATA ISOGEN, INC. (NASDAQ: INOD), a leading provider of content supply chain solutions, today reported earnings of $1,577,000, or $.06 per diluted share, for the second quarter of 2004, versus a net loss of $636,000, or $0.03 per diluted share, for the second quarter of 2003.
    Earnings in the first six months of 2004 are $3,657,000, or $0.15 per diluted share, as compared to a loss of $1,749,000, $0.08 per diluted share, over the same period in 2003.
    Revenues increased 53% to $12,354,000 in the second quarter of 2004 from revenues of $8,056,000 in the second quarter of 2003; and revenues rose 67% to $24,511,000 for the six months ending June 30, 2004 from $14,709,000 for the same period last year.
    In addition, the company's cash position increased from approximately $10.3 million at the end of the first quarter 2004 to $13.3 million at the end of the second quarter 2004.
    In the second quarter of 2004, Innodata Isogen generated approximately $3.1 million in cash from operations. In addition, working capital increased to approximately $16.8 million. The company currently carries virtually no debt other than routine payables.
    Innodata Isogen attributed the strong financial results to enhanced competitive positioning, organizational improvements and increased levels of capital spending in the commercial and enterprise publishing sectors and other segments in which the company markets its services.
    "We've improved our financial performance significantly in 2004, delivering substantial gains in revenue and profitability over the same period last year," said Jack Abuhoff, Chairman and CEO of Innodata Isogen. "Our company consistently demonstrates the ability to generate significant amounts of cash, which of course can be used to fund further growth, organic or otherwise."
    Abuhoff said he expects the company's financial results in the third quarter of 2004 to show continued improvement.
    "We're building a company with broader horizons and that takes a lot of work," Abuhoff concluded. "But our team is enthusiastic about the next set of challenges. No company I'm aware of can more effectively help leading organizations control their content creation, management and distribution costs. It's a very exciting place to be."

    Timing of Conference Call with Q&A

    Innodata Isogen will conduct an investor conference call, including a question & answer period, at 11:00 AM ET today. Interested parties can participate in this call by dialing the following call-in numbers:

    1-800-915-4836 (Domestic)
    1-973-317-5319 (International)

    Replays will also be made available at:

    1-800-428-6051 (Domestic Replay)
    1-973-709-2089 (International Replay)
    (Passcode on Replay only: 369109)

    Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata-isogen.com. Please note that the Webcast feature will be in a listen-only mode. Call-in or Webcast replay will be available for 30 days following the conference call.

    About Innodata Isogen

    Innodata Isogen (www.innodata-isogen.com) optimizes content supply chains, helping clients realize significant cost savings and productivity gains from content-related operations, achieve better outcomes and compete more effectively in demanding global markets.
    Our solutions encompass virtually every activity necessary to create, use and distribute information products. Clients can choose from an array of integrated point solutions or simply outsource their entire content supply chain to Innodata Isogen.
    The company, based in metro New York, has three content solution centers in North America, seven certified content production facilities and a dedicated tools and technology center in Asia, together employing over 7,000 content specialists worldwide.
    Among our extensive roster of blue-chip clients are the world's leading commercial publishers, Global 2000 enterprises, government agencies, and major archives, libraries and museums.

    This release contains certain forward-looking statements, including without limitation, statements concerning the company's operations, economic performance, and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "indicate," "point to" and other similar expressions generally identify forward-looking statements, which speak only as of their dates.
    These forward-looking statements are based largely on the company's current expectations, and are subject to a number of risks and uncertainties, including without limitation, continuation or worsening of present depressed market conditions, changes in external market factors, the ability and willingness of the company's clients and prospective clients to execute business plans which give rise to requirements for digital content and professional services in knowledge processing, difficulty in integrating and deriving synergies from acquisitions, potential undiscovered liabilities of companies that Innodata Isogen acquires, changes in the company's business or growth strategy, the emergence of new or growing competitors, various other competitive and technological factors, and other risks and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission.
    Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.


                INNODATA ISOGEN, INC., AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                              (Unaudited)

                              Three Months Ended   Six Months Ended
                              ------------------- -------------------
                                    June 30             June 30
                                    -------             -------

                                  2004      2003      2004      2003
                                -------   -------   -------   -------

REVENUES                      $ 12,354  $  8,056  $ 24,511  $ 14,709
                                -------   -------   -------   -------

OPERATING COSTS AND EXPENSES:
 Direct operating expenses       7,859     6,408    15,634    12,233
 Selling and administrative
  expenses                       2,413     2,513     4,667     4,559
 Bad debt recovery - net             -         -      (963)        -
 Interest expense (income) -
  net                                -        (6)        1       (15)
                                -------   -------   -------   -------

     Total                      10,272     8,915    19,339    16,777
                                -------   -------   -------   -------
INCOME (LOSS) BEFORE
 PROVISION FOR (BENEFIT FROM)
 INCOME TAXES                    2,082      (859)    5,172    (2,068)

PROVISION FOR (BENEFIT FROM)
 INCOME TAXES                      505      (223)    1,515      (319)
                                -------   -------   -------   -------
NET INCOME (LOSS)             $  1,577  $   (636) $  3,657  $ (1,749)
                                =======   =======   =======   =======

BASIC INCOME (LOSS) PER SHARE $    .07  $   (.03) $    .17  $   (.08)
                                =======   =======   =======   =======
WEIGHTED AVERAGE SHARES
 OUTSTANDING                    22,145    21,466    22,049    21,451
                                =======   =======   =======   =======

DILUTED INCOME (LOSS) PER
 SHARE                        $    .06  $   (.03) $    .15  $   (.08)
                                =======   =======   =======   =======
ADJUSTED DILUTIVE SHARES
 OUTSTANDING                    24,433    21,466    24,480    21,451
                                =======   =======   =======   =======


                INNODATA ISOGEN, INC., AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)


                                                June 30,  December 31,
                                                   2004         2003
                                                --------      -------
                                               Unaudited  From audited
                                                            financial
                                                            statements
ASSETS

CURRENT ASSETS
Cash and equivalents                            $ 13,336      $ 5,051
Cash and equivalents - restricted                  1,000        1,000
Accounts receivable-net                            7,674        8,497
Refundable income taxes                                -        1,075
Prepaid expenses and other current assets          1,322          999
Deferred income taxes                                278        1,421
                                                 --------      -------

       Total current assets                       23,610       18,043

PROPERTY AND EQUIPMENT - NET                       4,886        5,628

OTHER ASSETS                                         868          800

GOODWILL                                             675          675
                                                 --------      -------

TOTAL                                           $ 30,039      $25,146
                                                 ========      =======

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses           $  2,677      $ 2,451
Accrued salaries and wages                         3,393        2,865
Income and other taxes                               622          598
Current portion of capital lease obligations         153          146
                                                 --------      -------

       Total current liabilities                   6,845        6,060
                                                 --------      -------

DEFERRED INCOME TAXES PAYABLE                      1,401        1,410
                                                 --------      -------

OBLIGATIONS UNDER CAPITAL LEASE                      192          272
                                                 --------      -------

STOCKHOLDERS' EQUITY                              21,601       17,404
                                                 --------      -------

TOTAL                                           $ 30,039      $25,146
                                                 ========      =======


    CONTACT: Innodata Isogen
             Al Girardi, 201-488-1200, ext. 5392
             agirardi@innodata-isogen.com